UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 13, 2007
Oilsands Quest Inc.
(Exact name of registrant as specified in its charter)

Colorado	0-27659	98-0461154

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

205, 707– 7th Avenue S.W. Calgary, Alberta, Canada	T2P 3H6

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (403) 263-1623
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
The following information was previously reported in our quarterly report on Form 10-QSB, which was filed on March 15, 2007. The restated financial statements for the quarter ended October 31, 2006 referenced herein were filed on Form 10-QSB/A on March 16, 2007.
On March 13, 2007, the Board of Directors determined that we need to restate our financial statements included in our Quarterly Report on Form 10-QSB for the quarter ended October 31, 2006, and such financial statements should no longer be relied upon.
The purpose of the restatement of our financial statements for the period ended October 31, 2006 is to eliminate certain non-cash post reorganization, subsidiary level stock based compensation and consulting expenses. These items should have been eliminated on consolidation because the full cost was already included in the purchase price of the acquisition of the non-controlling (minority) interest of OQI Sask. The net result is to decrease the amount of stock based compensation and consulting expenses on our consolidated statements of operations and, as a result, to decrease our net loss and net loss per share.
Our Chief Financial Officer and our Audit Committee discussed the matters disclosed above with our independent accountant.
Item 8.01 Other Events.
On April 17, 2007, the Company issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended, announcing a proposed unregistered offering of securities. The press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.
On April 18, 2007, the Company issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended, disclosing the terms of the proposed unregistered offering of securities previously announced on April 17, 2007. The press release is filed as Exhibit 99.2 to this report and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release dated April 17, 2007.

99.2	Press Release dated April 18, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oilsands Quest Inc.
(Registrant)
Date: April 18, 2007	/s/ Karim Hirji
	Name:	Karim Hirji
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated April 17, 2007.

99.2	Press Release dated April 18, 2007.